                                                                     EXHIBIT 11

                           AMERICAN HEALTHWAYS, INC.
                       EARNINGS PER SHARE RECONCILIATION
                               NOVEMBER 30, 2003
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

         The following is a reconciliation of the numerator and denominator of basic and diluted earnings per share:


                                                                                Three Months Ended
                                                                                   November 30,
                                                                            --------------------------
                                                                              2003              2002
                                                                            -------            -------

         Numerator:
             Net income - numerator for basic earnings per share            $ 3,956            $ 3,699
             Effect of dilutive securities                                       --                 --
                                                                            -------            -------
             Numerator for diluted earnings per share                       $ 3,956            $ 3,699
                                                                            =======            =======

         Denominator:(1)
            Shares used for basic earnings per share                         31,790             30,793
            Effect of dilutive stock options outstanding                      2,428              1,897
                                                                            -------            -------
            Shares used for diluted earnings per share                       34,218             32,690
                                                                            =======            =======

         Earnings per share:(1)
            Basic                                                           $  0.12            $  0.12
                                                                            =======            =======
            Diluted                                                         $  0.12            $  0.11
                                                                            =======            =======

(1) Restated to reflect the effect of the December 2003 two-for-one stock split.


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